Exhibit 10.5
EXECUTION VERSION
LOCK-UP AGREEMENT
THIS LOCK-UP AGREEMENT (this “Agreement”) is being executed and delivered as of this            day of September, 2009 by and between                                                             , an individual resident of the State of                                          (the “Shareholder”) in favor of and for the benefit of SANUWAVE, Inc., a Delaware corporation (the “Corporation”).
W I T N E S S E T H:
WHEREAS, the Shareholder is currently a holder of some or all of the following: the Corporation’s common stock; the Corporation’s Series A convertible participating preferred stock; options to acquire the Corporation’s common stock; and/or warrants to acquire the Corporation’s common stock;
WHEREAS, the Corporation wishes for RME Delaware Merger Sub, Inc., a Delaware Corporation (“Merger Sub”), a wholly-owned subsidiary of Rub Music Enterprises, Inc., a Nevada Corporation (“RME”), to be merged with and into the Corporation, with the Corporation as the surviving corporation (the “Surviving Corporation”) (the “Merger”);
WHEREAS, in order to effect the Merger, the Corporation will enter into that certain Agreement and Plan of Merger (the “Merger Agreement”);
WHEREAS, pursuant to the Merger Agreement, all of the shareholders of the Corporation will exchange all of their ownership interest in the Corporation, including any options and warrants, for an ownership interest in RME; and
WHEREAS, pursuant to the Merger Agreement, it is anticipated that each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time (defined in the Merger Agreement) shall be converted into one (1) share of the Corporation’s common stock, and the Corporation will become a wholly-owned subsidiary of RME.

NOW, THEREFORE, in consideration of Ten and No/100 dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Representations and Warranties. The Shareholder represents and warrants to the Corporation as follows:
(a) The Shareholder agrees that [he/she/it] shall not, directly or indirectly, contract to sell, sell, grant any option for the sale of, assign, exchange, transfer, convey, pledge, mortgage, hypothecate, encumber, distribute or otherwise dispose of (any of the foregoing, hereinafter referred to as a “Transfer”) any of the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock, preferred stock, options or warrants or other rights issued by the Corporation (or its successors and assigns, including, but not limited to RME) to the shareholders to acquire the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock or preferred stock, or any shares of the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock or preferred stock that the Shareholder may receive in connection with any option or warrant or other security convertible or exchanged for the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock or preferred stock, without the consent of the Corporation (or its successors and assigns, including, but not limited to RME); provided, however, if the Shareholder is a partnership, the restrictions of this Section 1 shall not apply to such Shareholder in the event the Shareholder is making a Transfer of any of the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock, preferred stock, options or warrants or other rights issued by the Corporation (or its successors and assigns, including, but not limited to RME) owned by the Shareholder to its partners, but only if such partners acknowledge and agree to be bound by this Agreement.
(b) The limits set forth in Section 1(a) shall expire on January 1, 2011.
(c) The Shareholder understands and acknowledges that the representations, warranties and covenants set forth in this Agreement will be relied upon by the Corporation and its successors and assigns.
(d) The Shareholder has carefully read this Agreement and has discussed with [his/her/its] counsel to the extent the Shareholder felt necessary, the limitations imposed on the Shareholder by this Agreement.
(e) The Shareholder understands that Rule 144 promulgated under the Securities Act of 1933, as amended requires, among other conditions, a minimum holding period prior to the resale of the securities acquired by the Shareholder pursuant to the Merger Agreement.
(f) The Shareholder understands that the certificates representing the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock and preferred stock issued to the Shareholder in accordance with the Merger Agreement, or certificates representing the Corporation’s (or its successors and assigns, including, but not limited to RME) common stock and preferred stock subsequently acquired by the Shareholder, including through a conversion of convertible securities or through the exercise of warrants or options, will bear a restrictive legend in substantially the follow form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN LOCK-UP AGREEMENT, DATED SEPTEMBER, 2009.

(g) The Shareholder understands that any transfer in violation of this Agreement is null and void.
2. Specific Performance. The Shareholder agrees that in the event of any breach or threatened breach by such Shareholder of any covenant, obligation or other provision contained in this Agreement, the Corporation, and its successors and assigns, shall be entitled (in addition to any other remedy that may be available to the Corporation, and its successors and assigns) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.
3. Effective Date. This Agreement shall become effective upon the consummation of the Closing (as defined in the Merger Agreement).
4. Notices. All notices, requests, demands, tenders or other communications required or permitted hereunder must be in writing and are deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail, return receipt requested, postage prepaid, (c) sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, or (d) sent by facsimile or e-mail transmission, followed with an original sent in accordance with (a), (b) or (c) above, as follows:
if to the Corporation:
SANUWAVE, Inc.
11680 Great Oaks Way, Suite 350
Alpharetta, Georgia 30022
Fax: 866-641-1182
if to the Shareholder: at the address and via the facsimile telephone number for such Shareholder set forth on the signature page to this Agreement.
Notices personally delivered or transmitted by facsimile (with confirmation of delivery) are deemed to have been given on the date so delivered or transmitted; provided, that if the confirmation of delivery sets forth a delivery time later than 5:00PM on any business day, then the facsimile will be deemed delivered on the succeeding business day. Notices mailed are deemed to have been given on the date three (3) business days after the date posted, and notices sent in accordance with (c) above are deemed to have been given on the next business day after delivery to the courier service or U.S. Mail (in time for next day delivery). The parties may change their address for receipt of notices by delivery of a notice of change of address in accordance with the terms of this Paragraph 4.

5. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions are fulfilled to the extent possible.
6. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware excluding its conflicts of laws provisions.
7. Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, rights, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; any such waiver shall not be applicable or have any effect other than in the specific instance in which it is given.
8. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.
9. Further Assurances. The Shareholder shall execute and/or cause to be delivered to the Corporation such instruments and other documents and shall take such other actions as the Corporation may reasonably request to effectuate the intent and purposes of this Agreement.
10. Entire Agreement. This Agreement sets forth the entire understanding of the Corporation and the Shareholder relating to the subject matter hereof and supersedes all other prior agreements and understandings between the Corporation and the Shareholder relating to the subject matter hereof.
11. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the party to be bound.
12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the foregoing, this Agreement shall inure to the benefit of, and shall be enforceable by, RME upon the closing of the Merger.

13. Attorneys’ Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against the Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
14. Construction. Each of the parties has agreed to the use of the particular language of the provisions of this Agreement, and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation against the draftsman, but rather in accordance with the fair meaning thereof.
15. Expenses. The Shareholder shall bear [his/her/its] own expenses incurred with respect to this Agreement and the transactions contemplated hereby.
16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the execution of this Agreement, facsimile or scanned and emailed manual signatures shall be fully effective for all purposes.
(signatures below)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SANUWAVE, INC.:

By:

	Name:	Christopher M. Cashman
	Title:	President and CEO

SHAREHOLDER:

Print Name:

Address:

Fax:

Signature Page to the Shareholder Lock-Up Agreement